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EXHIBIT 99.2

LEHMAN BROTHERS HOLDINGS INC.
CONSOLIDATED STATEMENT OF INCOME
(Preliminary and Unaudited)
(In millions, except per share data)



                                                     Three Months Ended              Percentage of
                                               February 29         February 28       Dollar Change
                                                  2000                1999             Inc/(Dec)
                                             --------------       -------------    ---------------
Revenues:
    Principal transactions                   $   1,114             $     534
    Investment banking                             602                   313
    Commissions                                    229                   146
    Interest and dividends                       4,313                 3,581
    Other                                           82                    17
                                               -------               -------
       Total revenues                            6,340                 4,591
    Interest expense                             4,138                 3,473
                                                 -----                 -----
       Net revenues                              2,202                 1,118             97%
                                                 -----                 -----
Non-interest expenses:
    Compensation and benefits                    1,145                   567
    Technology and communications                   84                    82
    Brokerage and clearance                         58                    58
    Business development                            35                    28
    Professional fees                               32                    22
    Occupancy                                       30                    28
    Other                                           24                    24
                                               -------                  ----
       Total non-interest expenses               1,408                   809             74%
                                                 -----                   ---
Income before taxes and dividends
  on trust preferred securities                    794                   309            157%
    Provision for income taxes                     239                    96
    Dividends on trust preferred securities         14                     2
                                               -------              --------
Net income                                       $ 541                 $ 211            156%
                                                 =====                 =====
Net income applicable to common stock            $ 482                 $ 198            143%
                                                 =====                 =====


Earnings per common share
  Basic                                          $3.92                $1.62
                                                 =====                =====
  Diluted                                        $3.69                $1.57
                                                 =====                =====


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LEHMAN BROTHERS HOLDINGS INC.
SEGMENT INFORMATION
(Preliminary and Unaudited)
(In millions)



                                 Three Months Ended
                             February 29     February 28         Percentage
                                2000            1999             Change
                           --------------   -------------       --------------

   Investment Banking:
         Net Revenue         $   593         $     309              92%
         Pre-tax                 179                84             113%

   Capital Markets:
       Net Revenue             1,339               687              95%
       Pre-tax                   506               203             149%

    Client Services:
          Net Revenue            270               122             121%
          Pre-tax                109                22             395%

     Total Firm:
          Net Revenue      $   2,202         $   1,118              97%
          Pre-tax                794               309             157%


    Note - Segment lines include the following business activities:

   Investment Banking -
o   Equity and debt underwriting
o   Mergers and acquisitions and other financial advisory

   Capital Markets -
o   Institutional sales and trading in equity and fixed income products

   Client Services -
o   Customer flow and asset management services to high net worth retail clients
o   Private equity management and incentive fees